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                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Arbor Drugs, Inc. and Subsidiaries on Form S-8 of our report dated September 30, 1994, on our audits of the consolidated financial statements and financial statement schedules of Arbor Drugs, Inc. and Subsidiaries as of July 31, 1994 and 1993, and for the years ended July 31, 1994, 1993, and 1992, which report is included in the Annual Report on Form 10-K of Arbor Drugs, Inc.



/s/ Coopers & Lybrand L.L.P.


Detroit, Michigan
October 14, 1994